UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  05/25/2005

VIROPHARMA INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-021699

DELAWARE	23-2789550
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

397 Eagleview Boulevard, Exton, PA 19341
(Address of Principal Executive Offices, Including Zip Code)

610-458-7300
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 3.02.    Unregistered Sales of Equity Securities

Between May 24, 2005 and May 26, 2005, the Company received notices from holders of its 6% Convertible Senior Secured Notes due 2009 (the "Senior Convertible Notes") electing to voluntarily convert $2,225,000 principal amount of the Senior Convertible Notes into 890,000 shares of common stock at the conversion rate of one share of common stock for each $2.50 in principal amount of the Senior Convertible Notes. Following the conversions described above, approximately $65.48 million principal amount of the Senior Convertible Notes remained outstanding. The common stock was issued in reliance upon the exemption from the registration requirement of the Securities Act of 1933, as amended (the "Securities Act"), afforded by Section 3(a)(9) thereof.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: May 31, 2005.	By:	/s/ Thomas F. Doyle
Thomas F. Doyle
Vice President, General Counsel and Secretary